UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 12, 2009
METLIFE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-15787	13-4075851

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue, New York, New York	10166-0188

(Address of Principal Executive Offices)	(Zip Code)
212-578-2211

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.      Other Events.
     On January 12, 2009, MetLife, Inc. (the “Company”) entered into a remarketing agreement (the “Remarketing Agreement”) with Citigroup Global Markets, Inc., as Remarketing Agent, and The Bank of New York Mellon Trust Company, N.A., not individually but solely as Purchase Contract Agent and as attorney-in-fact of the holders of Purchase Contracts (each as defined therein), relating to the remarketing of the Company’s 4.91% Junior Subordinated Debt Securities, Series B (the “Series B Debt Securities”) or any successor or replacement securities (the “Remarketed Securities”). Additional remarketing agents may be selected to participate in the remarketing. The terms of the Remarketing Agreement, which is attached hereto as Exhibit 99.1, are incorporated herein by reference. Capitalized terms used and not defined herein, shall have the meanings ascribed to them in the Remarketing Agreement.
     The Series B Debt Securities were originally issued by the Company to MetLife Capital Trust III (“Trust III”) in June 2005 in connection with the offering of the Company’s Common Equity Units (the “Units”). Each Unit initially consisted of a contract to purchase shares of the Company’s common stock in accordance with the terms of the Units, a 1/80th undivided beneficial interest in a trust preferred security (the “Series A Trust Preferred Securities”) of MetLife Capital Trust II (“Trust II”) and a 1/80th undivided beneficial interest in a trust preferred security (the “Series B Trust Preferred Securities”) of Trust III. In August 2008, Trust II was dissolved, the underlying debt securities held by Trust II were distributed to the holders of the Series A Trust Preferred Securities, and the underlying securities were remarketed.
     In accordance with the terms of the Declaration of Trust of Trust III, Trust III will be dissolved and the Series B Debt Securities will be distributed to the holders of the Series B Trust Preferred Securities, prior to the Remarketing Date. Subject to the terms of the Remarketing Agreement, the remarketing is scheduled to occur on February 11, 2009. The Remarketing Agreement provides that the Remarketing Agents are obligated to use their commercially reasonable efforts to obtain a price for the Remarketed Securities which results in proceeds, net of fees, equal to at least 100% of the aggregate principal amount of, plus accrued and unpaid interest, if any, on the Remarketed Securities to the Remarketing Settlement Date. The Remarketing Agents will remarket all Remarketed Securities tendered or deemed tendered for remarketing.

Item 9.01.     Financial Statements and Exhibits.

     (a) Not applicable.

     (b) Not applicable.

     (c) Not applicable.

     (d) Exhibits.

99.1   Remarketing Agreement dated as of January 12, 2009 among MetLife, Inc., Citigroup Global Markets, Inc., as Remarketing Agent, and The Bank of New York Mellon Trust Company, N.A., not individually, but solely as Purchase Contract Agent and as Attorney-in-Fact of the Holders of Purchase Contracts.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METLIFE, INC.
By:	/s/ Gwenn L. Carr
	Name:	Gwenn L. Carr
	Title:	Senior Vice-President and Secretary

Date:  January 13, 2009

EXHIBIT INDEX

EXHIBIT
NUMBER	EXHIBIT
99.1
Remarketing Agreement dated as of January 12, 2009 among MetLife, Inc., Citigroup Global Markets, Inc., as Remarketing Agent, and The Bank of New York Mellon Trust Company, N.A., not individually, but solely as Purchase Contract Agent and as Attorney-in-Fact of the Holders of Purchase Contracts.

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